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                                                                     EXHIBIT 5.2

                      [ALLENS ARTHUR ROBINSON LETTERHEAD]

30 April 2005


Case New Holland Inc.
CNH Global, N.V.
Tower B, 10th Floor
World Trade Center,
Amsterdam Airport
Schiphol Boulevard 217
1118 BH Amsterdam
THE NETHERLANDS


Dear Ladies and Gentlemen

CASE NEW HOLLAND INC.

$500,000,000 6% SENIOR NOTES DUE 2009 AND $1,050,000,000
9 1/4% SENIOR NOTES DUE 2011 (THE NEW NOTES)

We refer to the Registration Statement on Form F-4 (the REGISTRATION STATEMENT) being filed with the Securities and Exchange Commission (the COMMISSION) by Case New Holland Inc. (the COMPANY), CNH Global, N.V. (the PARENT), and certain subsidiaries of the Parent named in the Registration Statement (together with the Parent, the GUARANTORS), including CNH Australia Pty Ltd (the AUSTRALIAN GUARANTOR) relating to the registration of the New Notes. The New Notes will be guaranteed (the "Guarantee") by the Guarantors, including the Australian Guarantor.

1.       DOCUMENTS

         We have examined the following documents:

         (a) Indenture dated 18 May 2004 between the Company, the Guarantors and JPMorgan Chase Bank;

         (b) Indenture dated 1 August 2003, as supplemented by the First Supplemental Indenture dated 16 September 2003, between the Company, the Guarantors and JPMorgan Chase Bank;

         (c)      the forms of Guarantees;

         (d) a power of attorney by the Australian Guarantor appointing attorneys for the purpose, among other things, of executing the Indentures referred to in paragraphs (a) and (b) above (the INDENTURES) and the Guarantees referred to in paragraph
                  (c) above;

         (e)      the constitution of the Australian Guarantor; and

         (f) an extract of the minutes of the meeting of the Australian Guarantor at which the Australian Guarantor resolved to enter into and perform its obligations under each Indenture and the Guarantees thereunder.

2.       ASSUMPTIONS

         For the purposes of giving this opinion we have assumed the following.

         (a) The authenticity of all seals and signatures and of any duty stamp or marking.

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CNH Global, N.V.                                          Allens Arthur Robinson

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         (b)      The completeness, and the conformity to original instruments, of all copies submitted to us.

         (c) In relation to the Australian Guarantor, we have relied on the assumptions specified in section 129 of the Corporations Act 2001 (Cth) and note that you may do so unless you knew or suspected that an assumption was incorrect.

3.       QUALIFICATIONS

         Our opinion is subject to the following qualifications.

         (a) We express no opinion as to any laws other than the laws of New South Wales as in force at the date of this opinion.

         (b) We have relied on a search of public records on file in respect of the Australian Guarantor at the Sydney office of the Australian Securities and Investments Commission on 28 April 2005. We note that records disclosed by such search may not be complete or up to date.

Based on the assumptions and subject to the qualifications set out above, we are of the following opinion:

1. The Australian Guarantor is incorporated and validly existing under the laws of the Commonwealth of Australia.

2. The Australian Guarantor has the corporate power and authority to enter into and perform its obligations under the Indentures and the Guarantees.

3. The Indentures have been duly authorised and executed by the Australian Guarantor.

4.       The Guarantees have been duly authorized by the Australian Guarantor.

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters". In giving such consent, we do not admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act of 1933, as amended or the related rules promulgated by the Commission under that Act.

This opinion is addressed to you for your sole benefit. It is not to be relied on by any other person (other than Sidley Austin Brown & Wood LLP) or for any other purpose nor is it to be quoted or referred to in any public document or filed with any government agency or other person without our consent. Sidley Austin Brown & Wood LLP may rely upon this opinion as if it were addressed to them.

Yours sincerely





MARK WORMELL
Partner
Mark.Wormell@aar.com.au
Tel:  9230 4460



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